EXHIBIT 32.1

Statement of Chief Executive Officer
And Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Joseph Mazin, the Chairman of the Board and Chief Executive Officer, and Chief Financial Officer of The Flamemaster Corporation (the “Company”), hereby certifies that:

1.	The Company’s Form 10-QSB Quarterly Report for the period ended June 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1924; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

      /s/ Joseph Mazin

      Joseph Mazin,
      CEO and CFO
      August 7, 2003